Exhibit 23
                                                 ----------



INDEPENDENT AUDITORS' CONSENT



South Jersey Industries, Inc.:

        We consent to the incorporation by reference in Registration Statement Nos. 33-27132 and 33-58349 on Forms S-8 and Registration Statement No. 33-53127, as amended, on Form S-3 of our reports dated February 18, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 27, 1998